SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
                                             >

Check the appropriate box:
 |_| Preliminary Proxy Statement     |_|  Confidential, For Use of the Commission Only (as
                                          permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|X| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            First United Corporation
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         |X| No fee required.

         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)      Title of each class of securities to which transaction applies: N/A

         (2)      Aggregate number of securities to which transaction applies: N/A

         (3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

         (4)      Proposed maximum aggregate value of transaction:  N/A

         (5)      Total fee paid:  N/A

         |_| Fee paid previously with preliminary materials:  N/A

         |_| Check box if any part of the fee is offset as  provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

         (2)      Form, Schedule or Registration Statement no.:

         (3)      Filing Party:

         (4)      Date Filed:

                            FIRST UNITED CORPORATION




                                                                 March 26, 1999



To Our Shareholders:

                  On behalf of the Board of Directors and the whole First United Team, I cordially invite you to attend the Annual Shareholders' Meeting to be held on Tuesday, April 27, 1999, at 3:00 p.m. in the McHenry House at the Wisp Ski Area in McHenry, Maryland 21541. The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon.

                  In addition to the specific matters to be acted upon, there will be a report on the progress of your Company and an opportunity to ask questions on matters of general interest to shareholders.

                  It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, we would ask that you mark, sign, date and promptly return the enclosed proxy in the envelope provided.

                  There will be a reception with light refreshments immediately following the shareholders' meeting for all registered shareholders. I look forward to seeing you there.



                                            Sincerely yours,




                                            WILLIAM B. GRANT
                                            Chairman of the Board &
                                            Chief Executive Officer


            P.O. Box 9 Oakland, MD 21550-0009 Telephone 301-334-9471

                            FIRST UNITED CORPORATION
                             19 South Second Street
                                   P.O. Box 9
                          Oakland, Maryland 21550-0009

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                 March 26, 1999

To Shareholders of First United Corporation:

         Notice is hereby given that the Annual Meeting of the Shareholders of First United Corporation (the "Company") will be held in the McHenry House, the Wisp Ski Area, in McHenry, Maryland 21541. The meeting is scheduled for:

                      TUESDAY, APRIL 27, 1999, at 3:00 p.m.

         The purposes of the meeting are:

         1. To elect six (6) Directors to serve for a three-year term and until the election and qualification of their successors.

         2. To transact such other business as may be properly brought before the meeting or any adjournment thereof.


         IT IS HOPED  THAT YOU  WILL  PLAN TO  ATTEND,  BUT  WHETHER  OR NOT YOU
CONTEMPLATE ATTENDING THE MEETING, YOU ARE REQUESTED TO EXECUTE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. IF YOU SHOULD ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON, SHOULD YOU SO DESIRE. ALL SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON FEBRUARY 26, 1999, ARE ENTITLED TO VOTE AT THIS MEETING.

         Anyone acting as proxy agent for a shareholder must present a proxy properly executed by the shareholder authorizing the agent in form and substance satisfactory to the judges of election, and otherwise in accordance with the Company's Bylaws.


By order of the Board of Directors


ROBERT W. KURTZ
Secretary

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                            FIRST UNITED CORPORATION
                             19 South Second Street
                                   P.O. Box 9
                          Oakland, Maryland 21550-0009

                                 March 26, 1999

                                 PROXY STATEMENT


INFORMATION CONCERNING THE SOLICITATION

         The enclosed proxy is solicited by the Board of Directors of First United Corporation (the "Company") in connection with the Annual Meeting of Shareholders to be held on April 27, 1999, and any adjournment or postponements thereof. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, Directors and regular employees of the Company personally or by telephone, telegraph or facsimile. No additional remuneration will be paid to officers, Directors or regular employees who solicit proxies. The Company may reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to their principals. The Company has also engaged ChaseMellon Shareholder Services ("ChaseMellon") to assist in the solicitation of proxies, at an estimated cost of $5,000 plus reasonable expenses.

         Please complete and sign the enclosed proxy and return it to our transfer agent, ChaseMellon, promptly. Should you attend the meeting and desire to vote in person, you may withdraw your proxy by written request delivered to the Secretary of the Company, prior to its exercise by the named proxies. Also, your proxy may be revoked before it is exercised, whether or not you attend the meeting, by notifying Robert W. Kurtz, Secretary, First United Corporation, P.O. Box 9, Oakland, Maryland 21550-0009, in writing prior to the Annual Meeting of Shareholders. Your proxy may also be revoked by using a subsequently signed proxy. Your proxy will be voted in accordance with the instructions on the proxy card. If no instructions are given, your proxy will be voted FOR the Director nominees listed below, and in the discretion of the persons named in the proxy with respect to any other matter properly brought before the meeting. The proxy materials are first being mailed to shareholders on or about March 26, 1999.


SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         Shareholders' proposals for the 2000 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 must be received at the Company's principal office not later than November 27, 1999 (120 days before the date of mailing based on this year's proxy statement date) and meet all other requirements for inclusion in the proxy statement. The procedures for nominations of Directors is set forth in Article II, Section 4 of the Bylaws and are described under the heading "Committees of the Board of Directors" below. All other shareholder proposals must be received by the Company at its principal office by February 10, 2000 (45 days before the date of mailing based on this year's proxy statement date.)


OUTSTANDING VOTING SECURITIES; VOTING RIGHTS

         Only shareholders of record of the Company's common stock, par value $.01 per share ("Common Stock") at the close of business on February 26, 1999 (the "Record Date"), will be entitled to receive notice of and vote at the Annual Meeting of Shareholders. As of the Record Date, there were 6,154,550 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting of Shareholders. Each share of Common Stock is entitled to one vote. Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the meeting, in which there is a quorum present. Consequently, withholding of votes, abstentions and broker non-votes will not affect the outcome of the vote.


STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table sets forth the number of shares of Common Stock beneficially owned as of the Record Date by Directors and executive officers and by each person that, to the Company's knowledge, beneficially owns more than 5% of the Company's outstanding Common Stock. Except as otherwise indicated and except for shares held by members of an individual's family or in trust, all shares are held with sole dispositive and voting power. The address of each person listed below is the address of the Company.

                                                                            Common Stock            Percent of
                                                                            Beneficially            Outstanding
DIRECTORS & EXECUTIVE OFFICERS:                                                 Owned              Common Stock

David J. Beachy ............................................................     7,790                .13%
Donald M. Browning..........................................................    17,821                .29%
Rex W. Burton ..............................................................     9,119                .15%
Paul Cox, Jr................................................................     1,392                .02%
Richard D. Dailey, Jr. .....................................................     2,683                .04%
William B. Grant ...........................................................     6,340                .10%
Maynard G. Grossnickle......................................................     9,957                .16%
Raymond F. Hinkle ..........................................................     5,684                .09%
Robert W. Kurtz ............................................................     7,161                .12%
Andrew E. Mance ............................................................    46,847                .76%
Elaine L. McDonald..........................................................     2,409                .04%
Donald E. Moran.............................................................   109,604               1.78%
Karen F. Myers .............................................................     6,473                .11%
Benjamin W. Ridder..........................................................     1,659                .03%
I. Robert Rudy..............................................................    33,974                .54%
James F. Scarpelli, Sr. ....................................................    86,240  (1)          1.38%
Richard G. Stanton..........................................................    12,283                .20%
Robert G. Stuck.............................................................     2,378                .04%
Frederick A. Thayer, III....................................................    50,423                .81%

Directors & Executive Officers as a Group (24 persons) .....................   437,879                    7.00%

OTHER BENEFICIAL OWNERS:

Firstoak & Company..........................................................   677,807  (2)               11.01%

(1)      Includes  1365  shares  held  in  the  James  and  Margaret   Scarpelli
         Foundation Trust which Mr. Scarpelli has a 1/4 interest.

(2) Shares held in the name of Firstoak & Company, a nominee, are administered by the Trust Department of the Bank in a fiduciary capacity. Firstoak & Company disclaims beneficial ownership of such shares.

ELECTION OF DIRECTORS (PROPOSAL NO. 1)

         By amendment to the Company's Articles of Incorporation at the 1998 Annual Meeting of Shareholders, the Company's Directors were elected into three classes, as nearly equal in number as possible, with respect to the time for which the Directors may hold office. Directors are elected to hold office for term of three years, and one class of Director expires each year. The terms of Directors of Class I expire this year. Directors of Class II will hold office until the 2000 Annual Meeting of Shareholders and Directors of Class III will hold office until the 2001 Annual Meeting of Shareholders. In each case, Directors are elected until their successors are duly elected and qualify.

         The Directors of Class I are up for election at this Annual Meeting. The Company's Chairman of the Board and CEO is a member of Class I, and the Company's President and CFO is a member of Class II. No Director or nominee holds any directorships in any other public company. The following nominees for Directors of Class I, their ages as of the Record Date, their principal occupations and business experience, and certain other information are set forth below. In the event a nominee declines or is unable to serve as a director, which is not anticipated, the proxies will be voted for the Board's substitute nominee.

NOMINEES FOR CLASS I (Term Expires 2002)

                                                         Occupation                            Director
Name                             Age               During Past Five Years                        Since

David J. Beachy                  58             Vice President,                                  1985
                                                Fred E. Beachy Lumber Co., Inc.,
                                                Building Supplies

Donald M. Browning               74             Corporate Secretary,                             1985
                                                Browning's, Inc.,
                                                Retail Groceries

Rex W. Burton                    64             Owner & President,                               1992
                                                Burtons, Inc., Dry Goods

Paul Cox, Jr.                    59             Owner, Professional Tax Service                  1993
                                                Tax Consulting Firm

Richard D. Dailey, Jr.           42             President, Cumberland Electric Company           1995

William B. Grant                 45             Chairman of the Board and                        1995
                                                Chief Executive Officer
                                                First United Corporation and
                                                First United Bank & Trust

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR SUCH
NOMINEES.

         The election of directors requires the affirmative vote of holders of a majority of the shares of Common Stock present and voting. A quorum for the Annual Meeting consists of a majority of the issued and outstanding shares of Common Stock present in person or by proxy and entitled to vote, and directors are elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote. Consequently, withholding of votes, abstentions and broker non-votes with respect to shares otherwise present at the Annual Meeting in person or by proxy will have no effect on the outcome of this vote.

         The Company lists below all Directors of Class II and Class III whose terms do not expire in 1999, including their ages as of the Record Date, and their principal occupations and business experience.

                                                         Occupation                            Director
Name                             Age               During Past Five Years                        Since

Maynard G. Grossnickle           67             Farmer, Retired                                  1996

Raymond F. Hinkle                62             Tax Consultant1996

Robert W. Kurtz                  52             President, Chief Financial Officer,              1990
                                                Secretary and Treasurer
                                                First United Corporation;
                                                President and Chief Financial Officer
                                                First United Bank & Trust

Andrew E. Mance                  84             Physician                                        1985

Elaine L. McDonald               50             Vice President,                                  1995
                                                Alpine Village / Silver Tree Inn

Donald E. Moran                  68             Secretary/Treasurer,                             1988
                                                Moran Coal Company

Karen F. Myers                   47             President, Mountaineer Log &                     1992
                                                Siding Co., Inc.; Associate Broker,
                                                Long & Foster Realty

I. Robert Rudy                   46             President, Rudy's Inc.,                          1992
                                                Retail Apparel and Sporting Goods

James F. Scarpelli, Sr.          85             Owner, Scarpelli Funeral Home                    1985

Richard G. Stanton               59             Banker, Retired                                  1985

Robert G. Stuck                  52             Vice President, Oakview Motors, Inc.             1995

Frederick A. Thayer, III         65             Judge, Retired1996


Family Relationships

         As defined by the rules and regulations of the Securities and Exchange Commission, family relationships exist among Directors, Nominees and Executive Officers. Director Frederick A. Thayer III is the father of Senior Vice President Frederick A. Thayer IV. Director I. Robert Rudy is the brother of Senior Vice President Jeannette Rudy Fitzwater. No other family relationships exist.

Attendance at Board Meetings

         During 1998 the Board of Directors of the Company held seven meetings. All incumbent Directors who are nominees for reelection attended at least 75% of the Board Meetings and meetings of each committee of the Board on which such Director served, with the exception of Karen F. Myers, who attended 63% of the meetings for committees on which she served. In addition, Directors of the Company's subsidiaries have met in accordance with guidelines established by the Board of Directors.

Committees of the Board of Directors

         In addition to meeting as a group, certain members of the Board also devote their time to certain standing committees. Members of the Board of Directors of the Company are also members of the Board of Directors of the lead subsidiary, First United Bank & Trust (the "Bank"). These committees act on behalf of the Company. Among those committees are the Audit, Asset and Liability Management, Executive, Strategic Planning, and Corporate Development Committees. The Chairman of the Board and CEO of the Company, William B. Grant, is a member of all committees, except the Audit Committee.

Audit Committee - The Audit Committee, which consists of Raymond F. Hinkle, Andrew E. Mance, Elaine L. McDonald, James F. Scarpelli, Sr. and M. Kathryn Burkey, an ex-officio member from the Advisory Board, reviews significant audit and accounting principles, policies and practices, meets with the Company's auditor to review the Company's internal auditing function, and meets with the Company's independent auditors to review the results of the annual audit. This committee met four times in 1998.

Asset and Liability Management Committee - The Asset and Liability Management Committee, which consists of David J. Beachy, Donald M. Browning, Rex W. Burton, Richard D. Dailey, Jr., William B. Grant, Maynard G. Grossnickle, Robert W. Kurtz, Karen F. Myers, James F. Scarpelli, Sr., and Richard G. Stanton, reviews and recommends changes to the Company's Asset and Liability, Investment, Liquidity, and Capital Plans. This committee met four times in 1998.

Executive Committee - The Executive Committee, which consists of Donald M. Browning, Rex W. Burton, William B. Grant, Maynard G. Grossnickle, Robert W. Kurtz, Donald E. Moran, Karen F. Myers, I. Robert Rudy, Richard G. Stanton and Frederick A. Thayer, III, is responsible for reviewing and recommending changes to the Company's Insurance Program, overseeing compliance with the Company's Bylaws and Articles of Incorporation, supervising the Company's CEO, recommending to the Board a compensation policy for the CEO and other executive officers of the Company and its subsidiaries, recommending changes to the CEO's compensation package based on performance reviews, monitoring the performance of the Company and its subsidiaries, recommending changes to the Company's and subsidiaries' personnel policies, and serving as a director nomination committee. The Executive Committee functions with the authority of the full Board between meetings of the Board. This committee met four times in 1998.

As provided in Article II, Section 4 of the Bylaws, director nominations from shareholders will be considered by the Executive Committee if the nomination is made in writing by notice delivered to the Chairman/CEO of the Company no less than 150 days nor more than 180 days before the date of the shareholders' meeting. The notice must contain (i) for each proposed nominee, the name, address, principal occupation, and the number of shares of the Company Common Stock owned, (ii) for the notifying shareholder, the name, residence address, and the number of shares of the Company common stock owned, (iii) a written consent of the proposed nominee as to his or her name being placed in nomination for Director and a statement by the nominee that the he or she will serve if elected, and (iv) all information required by Regulation 14A of the Securities Exchange Act of 1935, as amended, and Rule 14a-11, as promulgated thereunder.

Strategic Planning Committee - The Strategic Planning Committee, which consists of Rex W. Burton, Paul Cox, Jr., William B. Grant, Raymond F. Hinkle, Robert W. Kurtz, Donald E. Moran, I. Robert Rudy, Richard G. Stanton, Robert G. Stuck, Frederick A. Thayer, III, and three Advisory Board members, George C. Harne, William M. Kenny, and Gary R. Ruddell, focuses on long-term planning to insure that management's decisions take into account the future operating environment, the development of corporate statements of policy, review of overall management internal control procedures, and review of management's internal and external information and communications systems. This committee met four times in 1998.

Corporate Development Committee - The Corporate Development Committee, which consists of David J. Beachy, Richard D. Dailey, Jr., William B. Grant, Raymond
F. Hinkle, Robert W. Kurtz, Andrew E. Mance, Donald E. Moran and Frederick A. Thayer, III, is charged with addressing issues pertaining to the Company's structure, its Articles of Incorporation and Bylaws, and oversight of the Company's Investor Relations Program. This committee met one time in 1998.

REMUNERATION OF DIRECTORS AND EXECUTIVE OFFICERS

Directors' Fees

         Directors' fees are paid only to Directors who are not executive officers of the Company. A director of the Company receives up to $350 for a Board meeting and up to $175 for each committee meeting of the Board of which the director is a member, depending on the length of the meeting. Directors who are not executive officers of the Company are also paid an annual retainer fee of $7,500.

Summary Compensation Table

         The following table sets forth the total remuneration for services in all capacities paid during each of the last three fiscal years to the chief executive officer and each other executive officer of the Company whose annual compensation exceeded $100,000 during the fiscal year ended December 31, 1998.

Name and                                                 Annual Compensation             All other
Principal Position                     Year             Salary        Bonus (1)        Compensation(2)(3)(4)(5)
------------------                     ----             ------        -----            ------------

William B. Grant                       1998           $137,947        $43,425                 $5,417
Chairman of the Board and CEO          1997           $125,000        $21,370                $14,832
                                       1996           $114,763        $27,516                $10,714

Robert W. Kurtz                        1998           $117,427        $44,437                   $715
President, Chief Financial Officer,    1997           $117,000        $25,605                $10,159
and Secretary/Treasurer                1996           $111,276        $29,767                 $7,050

Benjamin W. Ridder                     1998           $88,285         $33,422                 $3,703
Executive Vice President               1997           $86,784         $17,510                 $9,402
and Director of Retail Banking         1996           $77,735         $11,326                 $7,685

(1) The pay for performance for 1996, 1997 and 1998 was distributed in 1997, 1998 and 1999, respectively. Mr. Grant has elected to defer the 1998 pay for performance into the Company's Deferred Compensation Plan.
(2) Includes (i) basic and matching contributions mate by the Company for Mr. Grant under the Company's Profit Sharing Plan of $5,417, $5,015, and $10,151 for fiscal years 1998, 1997, and 1996, respectively, and
         (ii) contributions made by the Company under the Employee Stock Ownership Plan of $9,817 and $563 for fiscal years 1997 and 1996, respectively. No contributions were made by the Company under the Employee Stock Ownership Plan for 1998.

(3) Includes (i) basic and matching contributions made by the Company for Mr. Kurtz under the Company's Profit Sharing Plan of $715, $767, and $6,504 for fiscal years 1998, 1997, and 1996, respectively, and (ii) contributions made by the Company under the Employee Stock Ownership Plan of $9,392 and $546 for fiscal years 1997 and 1996, respectively. No contributions were made by the Company under the Employee Stock Ownership Plan for 1998.
(4) Includes (i) basic and matching contributions made by the Company for Mr. Ridder under the Company's Profit Sharing Plan of $3,703, $3,149, and $7,248 for fiscal years 1998, 1997, and 1996, respectively, and
         (ii) contributions made by the Company under the Employee Stock Ownership Plan of $6,253 and $437 for fiscal years 1997 and 1996, respectively. No contributions were made by the Company under the Employee Stock Ownership Plan for 1998.
(5) Messrs. Grant, Kurtz, and Ridder have in excess of seven years of credited service under the respective plans, and are therefore 100% vested.

Executive Committee Interlocks and Insider Participation

         The Executive Committee consists of Donald M. Browning, Rex W. Burton, William B. Grant, Maynard G. Grossnickle, Robert W. Kurtz, Donald E. Moran, Karen F. Myers, I. Robert Rudy, Richard G. Stanton and Frederick A. Thayer, III. Mr. Grant is Chairman of the Board and CEO of the Company and Mr. Kurtz is President, CFO and Secretary/Treasurer of the Company. Mr. Stanton is the former Chairman of the Board, President and CEO of the Company.

Executive Committee Report on Compensation

         The basic philosophy of the Company's compensation program is to offer competitive compensation for all executive employees which takes into account both individual contributions and corporate performance. Compensation levels for executives were recommended by the Executive Committee and approved by the non-employee Directors of the Board.

         Executive compensation for the Chairman of the Board/CEO, the President/CFO, and the Executive Vice President/Director of Retail Banking as well as the other executives, consists of two principal elements: (i) base salary; and (ii) incentives that are variable, fluctuate annually, and are linked to the Company's performance, and therefore at risk. Base salaries are set at levels intended to foster a career development among executives, consistent with the long-term nature of the Company's business objectives. In setting base salary levels, consideration is given to establishing salary levels that approximate the amounts paid for similar executive positions at other comparable community banking organizations. Salary adjustments and "at risk" amounts are determined in accordance with the Annual Incentive Program established for executive officers and other members of senior management. The incentive program, which was developed in consultation with the Company's independent accountants, utilizes a targeted goal-oriented approach whereby each year the committee establishes performance goals based on the recommendation of the Chairman and CEO. The performance goals include strategic financial measures such as earnings per share, return on equity, and efficiency ratio. Each of these elements is weighted approximately the same. The measures are established annually at the start of each fiscal year and are tied directly to the Company's business strategy, projected budgeted results and competitive peer group performance.

         The targeted goals are set at levels which only reward continued exceptional Company performance. The incentive awards are expressed as a percent of base pay and measured on a range around the targeted goals with a fixed maximum incentive award. The plan provides a payout equal to 10% of salary for attaining the minimum goals, a payout of 25% of salary for attaining the targeted goals, and up to 40% of salary for reaching or exceeding maximum goal levels. Payout percentages are interpolated for results between various categories. Performance below certain stated minimum threshold levels will result in no incentive payout to the executives.

         The 1998 goals, as approved by the Board, are shown below, and compared to the actual results for 1998:

                           Minimum    Target      Maximum     Actual
                           -------    ------      -------     ------
Return on Equity            12.50%    13.00%      14.50%       12.92%
Earnings Per Share         $ 1.20     $1.20       $1.30        $1.20%
Efficiency Ratio            62.00%    60.80%      59.00%       58.98%

         As the results indicate, Company performance exceeded minimum performance for the "return on equity", while meeting the target goal with "earnings per share" and exceeded the maximum threshold with the "efficiency ratio".

         With respect to Mr. Grant, his incentive compensation was based on meeting certain financial goals as outlined in the preceding table. The incentive compensation for Mr. Kurtz and Mr. Ridder was based on a combination of financial goals of the Company and certain subjective goals on their personal performance.

EXECUTIVE COMMITTEE

         BY:     Donald M. Browning                  Karen F. Myers
                 Rex W. Burton                       I. Robert Rudy
                 Maynard G. Grossnickle              Richard G. Stanton
                 Donald E. Moran                     Frederick A. Thayer, III


COMPENSATION PLANS

Pension Plan

         The following table shows the maximum annual retirement benefits payable under the Company Defined Benefit Pension Plan for various levels of compensation during the year of service:

APPROXIMATE ANNUAL BENEFIT UPON RETIREMENT AT AGE 65 BASED ON YEARS OF CREDITED SERVICE

FINAL AVERAGE
COMPENSATION    15 YEARS     20 YEARS    25 YEARS      30 YEARS     35 YEARS

 $30,000          $6,000      $8,000     $10,000        $12,000     $14,000
  70,000          15,000      20,000      25,000         30,000      35,000
 110,000          24,000      32,000      40,000         48,000      56,000
 150,000          33,000      44,000      55,000         66,000      77,000
 190,000          35,250      47,000      58,750         70,500      82,250

         For purposes of this table, final average compensation shown is twelve times the average of the highest salary during sixty consecutive months in the last one hundred twenty months preceding normal retirement. Also, for purposes of the table, benefits are payable for life with a minimum guarantee of ten years. Benefits are computed on an actuarial basis. To convert the benefits at normal retirement to a lifetime only benefit, the amounts would be increased by a factor of 1.0677% during 1998. Social Security benefits are not shown on the table and would not reduce retirement benefits under the plan.

Projected Benefits for Highly Compensated Employees:

                          Current Compensation         Credited Service at           Estimated Annual
                           Covered by the Plan          Normal Retirement         Benefits at Retirement

William B. Grant                $159,317                    40 Years                      $89,857
Robert W. Kurtz                 $143,032                    38 Years                      $77,633
Benjamin W. Ridder              $105,795                    30 Years                      $53,140

401(k) Profit Sharing Plan

         Bank employees are permitted to contribute a portion of their salary to the Company's 401(k) Profit Sharing Plan. The Bank makes a matching contribution equal to 50% of the amount deferred, up to 6% of an employee's salary, provided that the employee has completed at least one year of service to the Bank. The Bank may make additional discretionary contributions for employees equal to a percentage of each employee's salary. No named executive officer received a discretionary contribution for 1998.

Employee Stock Ownership Plan

         Employees who complete one year of service to the Bank are eligible to participate in the Company's Employee Stock Ownership Plan, whereby the Bank makes contributions to the plan's fund to provide a retirement benefit to the employee. All contributions under the plan are invested in Company Common Stock. No contributions were made by the Bank to this plan for 1998.

Deferred Compensation Plan

         Selected executives and Directors of the Company and its subsidiaries are permitted to participate in the Company's Non-Tax Qualified Deferred Compensation Plan. The plan permits each participant to defer income to a "rabbi trust." The funds are then distributed to the participant at termination of employment or Director status. The plan benefits are taxed to the participant at the time of distribution.


TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

         Some of the Directors and officers of the Company and their associates were customers of and had banking transactions with the Bank subsidiary of the Company in the ordinary course of business during 1998. All loans and loan commitments included in such transactions were made on the same terms, including interest rate and collateral, as those prevailing at the same time for comparable transactions with others, and in the opinion of the management of the Company, do not involve more than a normal risk of collectability or present other unfavorable features.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, the Company's executive officers and Directors are required to file with the Securities and Exchange Commission reports of their ownership of Common Stock. Based solely on a review of copies of such reports furnished to the Company, or written representations that no reports were required, the Company believes that during the fiscal year ended December 31, 1998, its executive officers and Directors complied timely with the Section 16(a) requirements.

PERFORMANCE GRAPH

         Set forth below is a graph showing 6-year cumulative total return of the Common Stock as compared with all publicly traded banks in the $500 million to $1 billion Asset-Size Index, and the NASDAQ total index.

                            Total Return Performance



[GRAPHIC OMITTED]







                                                                     Period Ending
Index                            12/31/92   12/31/93    12/31/94    12/31/95   12/31/96    12/31/97   12/31/98
-----                            --------   --------    --------    --------   --------    --------   --------

First United Corporation          100.00      209.15     195.67      159.21      156.30     218.17      184.80
NASDAQ-Total US                   100.00      114.80     112.21      158.70      195.19     239.53      336.61
SNL $500M-$1B Bank Index          100.00      125.46     133.93      177.82      222.29     361.35      355.30


AUDIT COMMITTEE AND INDEPENDENT PUBLIC ACCOUNTANTS

         The accounting firm of Ernst & Young, LLP has acted as the Company's independent public accountants for the year ended December 31, 1998 and has been recommended by the Audit Committee and selected by the Board of Directors to act as such for the current fiscal year. No representatives of Ernst & Young, LLP are expected to be present at the Annual Meeting.


OTHER MATTERS

         As of the date of this proxy statement, the Board of Directors is not aware of any matters, other than those stated above, that may properly be brought before the meeting. If other matters should properly come before the meeting or any adjournment thereof, persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

                                            BY ORDER OF THE BOARD OF
                                            DIRECTORS


                                            ROBERT W. KURTZ
                                            Secretary

PROXY
FIRST UNITED CORPORATION
P.O. Box 9
Oakland, MD 21550-0009

The undersigned hereby appoints Mr. Tommy L. Kuhn and Mrs. Doris L. Nickle, and each of them, as Proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, and hereby authorizes them to represent and to vote as designated on the reverse side, all the shares of Common Stock of First United Corporation held of record by the undersigned on February 26, 1999, at the Annual Meeting of Shareholders to be held on April 27, 1999, or any adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED. HOWEVER, IN THE ABSENCE OF DIRECTION TO THE CONTRARY, THE ATTORNEYS NAMED HEREIN INTEND TO VOTE THIS PROXY "FOR" PROPOSAL 1 HEREON, AND FOR MATTERS WHICH MAY BE PRESENTED AT THE MEETING IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

(Please sign on reverse side and return immediately)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------
FOLD AND DETACH HERE

FIRST UNITED CORPORATION CAPABLE AND EAGER TO MEET THE FINANCIAL NEEDS OF ITS SHAREHOLDERS

Dividend Reinvestment
A convenient way to make your shares in First United GROW!! Our plan also allows you to purchase additional shares.

Trust Services
First United offers a complete array of trust services designed to meet the individual needs of our clients. These services include personal trusts, estate planning, employee benefit plans, estate administration and fully managed IRA's.

Certificate of Deposit
A complete selection of fully-insured deposit products are available at First United. Investors can select from a range of maturities. Our skilled Customer
Service Officers are capable of designing investment programs to plan for college, retirement, and other goals.

Brokerage Services
Full service brokerage is available through PRIMEVEST Financial Services located at First United. PRIMEVEST offers a broad spectrum of investment products and services, such as retirement planning, financial planning, portfolio management and much more. Our PRIMEVEST Investment Executives devote a high level of attention to your investment needs.

PRIMEVEST Financial Services, Inc. is an independent, registered broker/dealer. Member of NASD/SIPC. Securities provided by PRIMEVEST: *Not FDIC Insured *No
Financial   Institution   Guarantee  *May  lose  value.   President's  Club

The President's Club is a truly unique club which brings together the special customers of First United for informative seminars, delightful trips and special promotions.

THIS LIST IS ONLY A SAMPLE OF THE  SERVICES  WHICH  YOU,  OUR  OWNERS,  CAN TAKE
ADVANTAGE OF, FOR MORE DETAILS ON THESE EXCITING SERVICES, CALL MY BANK'S CUSTOMER SERVICE CENTER, TOLL FREE AT (888) 692-2654.

1. Proposal to elect 6 Directors to serve until the 2002 Annual Meeting of Shareholders and until the election and qualification of their successors.

FOR                                 WITHHOLD
all nominees                        AUTHORITY
listed (except as                   to vote for all
marked to the contrary)             nominees listed

         [   ]                             [   ]

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

CLASS I (Term Expires 2002)

David J. Beachy
Donald M. Browning
Rex W. Burton
Paul Cox, Jr.
Richard D. Dailey, Jr.
William B. Grant


2. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof.



THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF NOTICE OF THE AFORESAID
ANNUAL MEETING OF SHAREHOLDERS.

Signature(s)_______________________ Signature(s)________________ Date__________


NOTE: Please sign exactly as name appears hereon. Joint holders should each sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are signing. If a corporation or other entity, please sign in full corporate or entity name by authorized person.


                            o FOLD AND DETACH HERE o




F7123b.600 B:7